Exhibit 99.1

SenesTech Announces Third Quarter 2019 Financial and Operational Results

FLAGSTAFF, Ariz., November 12, 2019 -- SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced financial and operational results for the third quarter of fiscal 2019, which ended September 30, 2019.

Washington D.C. Data Confirms Effectiveness of ContraPest as Citywide Deployment Continues

As recently reported, preliminary camera data indicates a 77% reduction in the proportion of juveniles to adults after the addition of ContraPest to DC Health’s current rodent control program. A reduction of juvenile rats is an early sign that fertility control is progressing. Based on discussions with city officials, the Company believes the city is continuing to expand its city-wide deployment of ContraPest. As previously reported, the city awarded a supply agreement with one of SenesTech’s distributors, Pestmaster Services, for up to $300,000 of ContraPest purchases per year for up to four years.

“We have always known that ContraPest was an effective solution in lab and controlled settings in reducing the population of rats, however this is an opportunity to showcase and validate the effectiveness in a larger, less controlled setting. This data will be quite helpful to our team’s marketing efforts within the municipal market vertical. I thank Washington D.C. for their commitment to deploy ContraPest, and now expand it on a city-wide basis to win the ‘war on rats,’” commented Ken Siegel, SenesTech’s CEO.

The Company has similar programs in place in St. Louis, San Francisco, Los Angeles and elsewhere, which are in earlier stages than Washington D.C.

Focused Sales Approach Continues to Target Key Verticals and Geographies

“During the quarter, we made important progress on each of our focused market verticals and geographies,” Siegel continued. “These focus areas include zoos and animal sanctuaries, agriculture, and municipalities with a current geographic emphasis on California.”

“We have augmented our internal technical sales team with the launch of a contract sales organization, initially focused on animal sanctuaries and zoos, and soon to expand to sales and lead generation efforts within the pest management professional (PMP) market,” continued Mr. Siegel.

“We have also progressed in our marketing within the agriculture market, with key program launches in poultry and egg production and organic farming. This includes recent announcements regarding approval by the California Certified Organic Farmers for ContraPest’s use at one of the largest organic rice farming operations in the state, as well as the recent announcement of our program at an undisclosed poultry/egg production facility. Californians are clearly motivated to remove harmful rodenticides from the environment, which includes AB1788, a bill currently in process to ban or limit the use of second generation anticoagulant rodenticides. We look forward to continued traction within California in 2020,” concluded Mr. Siegel.

Third Quarter 2019 Financial Results

Revenues from product sales during the Q3 2019 ended September 30, 2019 were $36,000, compared to $24,000 of revenue from product sales during the Q2 2019. Q3 2019 operating expenses were $2.6 million. Net operating loss for Q3 2019 was $(2.6) million, compared with a net operating loss of $(2.3) million during Q2 2019. Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(2.3) million during Q3 2019, compared to $(2.0) million during Q2 2019.

“Not included in the quarter’s recognized revenue was an additional order for ContraPest of $38,000 received on September 30th. We expect this to be released and recognized as revenue over the coming quarters,” said Tom Chesterman, SenesTech’s CFO.

The Company ended the quarter with $3.9 million in cash.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Tuesday, November 12, 2019

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.

2.	The live webcast will feature an option to submit questions in writing during the event.

3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay:

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10136574. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. “Forward-looking statements” may be preceded by words such as “may,” “future,” “plan” or “planned,” “will,” “should,” “expected,” “anticipates,” “continue,” “eventually,” “believes,” or “projected.” Forward-looking statements include statements concerning target marketing and markets; continuing the Company’s vision; deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s expectations on regulatory developments, such as AB 1788; the Company’s continuing to control expenses and cash; future financial results; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management’s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143

SENESTECH, INC.

BALANCE SHEETS

(In thousands, except shares and per share data)

	September 30,	December 31,
	2019	2018
ASSETS	(Unaudited)

Current assets:
Cash	$3,945	$4,920
Accounts receivable	155	139
Prepaid expenses	304	342
Inventory	1,285	1,261
Deposits	6	9
Total current assets	5,695	6,671

Right to use asset-operating leases	29	-
Property and equipment, net	830	1,083
Total assets	$6,554	$7,754

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$129	$219
Accounts payable	291	173
Accrued expenses	785	771
Total current liabilities	1,205	1,163

Long-term debt, net	167	261
Operating lease liability	29	-
Common stock warrant liability	-	-
Deferred rent	5	16
Total liabilities	1,406	1,440

Commitments and contingencies (See note 12)	-	-

Stockholders’ equity:

Common stock, $0.001 par value, 100,000,000 shares authorized, 28,288,285 and 23,471,999 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	28	24
Additional paid-in capital	98,196	92,128
Accumulated deficit	(93,076)	(85,838)
Total stockholders’ equity	5,148	6,314

Total liabilities and stockholders’ equity	$6,554	$7,754

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

Revenue:
Sales	$36	$105	$79	$160
Cost of sales	25	114	58	153
Gross profit (loss)	11	(9)	21	7

Operating expenses:
Research and development	432	476	1,359	1,746
Selling, general and administrative	2,173	2,013	5,908	7,506
Total operating expenses	2,605	2,489	7,267	9,252

Net operating loss	(2,594)	(2,498)	(7,246)	(9,245)

Other income (expense):
Interest income	19	1	45	8
Interest expense	(10)	(16)	(34)	(60)
Other income (expense)	-	13	(3)	19
Total other income (expense)	9	(2)	8	(33)

Net loss and comprehensive loss	(2,585)	(2,500)	(7,238)	(9,278)
Deemed dividend-warrant price protection adjustment	-	333	-	333
Net loss attributable to common shareholders	$(2,585)	$(2,833)	$(7,238)	$(9,611)

Weighted average common shares outstanding - basic and fully diluted	27,891,501	20,862,216	25,336,837	18,036,982

Net loss per common share - basic and fully diluted	$(0.09)	$(0.14)	$(0.29)	$(0.53)

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months
	Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,238)	$(9,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held to maturity	-	(44)
Depreciation and amortization	314	332
Stock-based compensation	675	3,090
Loss on sale of equipment	3	15
Loss on early extinguishment of debt	-	10
Loss on remeasurement of common stock warrant liability	-	1
(Increase) decrease in current assets:
Accounts receivable	(16)	(36)
Prepaid expenses	38	(166)
Inventory	(24)	(578)
Deposits	3	7
Increase (decrease) in current liabilities:
Accounts payable	118	(185)
Accrued expenses	46	(66)
Deferred rent	(11)	(18)
Net cash used in operating activities	(6,092)	(6,916)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds received on sale of securities held to maturity	-	2,619
Proceeds received on sale of equipment	-	185
Purchase of property and equipment	(64)	(212)
Net cash provided by (used in) investing activities	(64)	2,592

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net	3,631	5,132
Proceeds from the issuance of notes payable		9
Repayments of notes payable	(184)	(236)
Repayments of notes payable, related parties	-	(12)
Repayments of capital lease obligations	-	(50)
Proceeds from the exercise of warrants	1,789	2,213
Payment of employee withholding taxes related to share-based awards	(55)	(42)
Net cash provided by financing activities	5,181	7,014

NET CHANGE IN CASH	(975)	2,690
CASH AT BEGINNING OF PERIOD	4,920	2,101
CASH AT END OF PERIOD	$3,945	$4,791

SUPPLEMENTAL INFORMATION:
Interest paid	$34	$60
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deemed dividend		$333
Purchases of equipment under capital lease obligations	$-	$37
Common stock issued on accrued bonus	$32	$-

See accompanying notes to financial statements.

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(in thousands)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Net Loss (As Reported, GAAP)	(2,585)	(2,500)	(7,238)	(9,278)

Non-GAAP Adjustments:
Interest and dividends	(9)	15	(11)	52
Stock-based compensation	204	355	675	3,090
Loss on sale of assets	1	15	3	15
Gain on investments held to maturity	-	(12)	-	(44)
Loss on early extinguishment of debt	-	10	-	10
Loss on remeasurement of common stock warrant liability	-	-	-	1
Amortization and accretion:
Amortization of discounts on investments held to maturity	-	-	-	5
Depreciation expense	101	108	314	332
Total of non-GAAP adjustments	297	491	981	3,461

Adjusted EBITDA Loss (Non-GAAP)	(2,288)	(2,009)	(6,257)	(5,817)